Exhibit 10.1

AMENDMENT

TO

SECURITY AGREEMENT AND RELATED DOCUMENTS

This AMENDMENT (this “Amendment”) is entered into by and between TRANSGENOMIC, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”) as of August 31, 2004, for the purpose of further amending the terms of (i) the Security Agreement, dated December 3, 2003 and previously amended on February 20 and April 15, 2004, by and between the Company and Laurus (the ”Security Agreement”), (ii) the Secured Convertible Minimum Borrowing Note Series B, dated December 3, 2003 and previously amended on April 15, 2004 (the ”Minimum Borrowing Note”) issued by the Company pursuant to the Security Agreement, (iii) the Secured Revolving Note, dated December 3, 2003 and previously amended on April 15, 2004 (the ”Revolving Note”) issued by the Company pursuant to the Security Agreement, (iv) the Registration Rights Agreement by and between the Company and Laurus, dated December 3, 2003 and previously amended on February 20, 2004 (the ”Registration Rights Agreement”) and (v) that certain Waiver Letter, dated February 20, 2004, made by Laurus and agreed to and accepted by the Company (the “Waiver Letter”) (collectively, the ”Revolving Loan Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Revolving Loan Documents as set forth herein, and in connection therewith, the Company has agreed to issue an additional common stock purchase warrant to Laurus to purchase up to 400,000 shares of the Common Stock of the Company (the ”New Warrant”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    The definition of “Fixed Conversion Price” set forth in each of the Minimum Borrowing Note and the Revolving Note is hereby amended to mean, in each case, $1.00 per share.

2.    Notwithstanding anything to the contrary contained in the Minimum Borrowing Note or the Revolving Note, in the event that the closing price of the Company’s common stock equals or exceeds $1.75 per share for any day (as such share price is adjusted for any combination, subdivision, stock split, dividend, distribution or similar event which results in a greater or smaller number of shares of common stock of the Company), the Contract Rate (as defined in each of the Minimum Borrowing Note and the Revolving Note) for such day shall be reduced to 0% (it being understood that in the event that the closing price of the Company’s common stock is less than $1.75 per share for any day following such a reduction referred to above in this Section 2, the Contract Rate for such day shall be calculated in accordance with the Minimum Borrowing Note and the Revolving Note, as applicable, without giving effect to this Section 2).

3.    The Company hereby agrees to, on or prior to September 13, 2004, file a registration statement under the Securities Act of 1933, as amended, relating to all shares that may be issued by it upon conversion of borrowings under the Minimum Borrowing Note, that certain Secured Convertible Term Note, dated February 19, 2004 (the ”Term Note”), and any warrants related to either such transactions, to ensure that a sufficient number of shares of Common Stock of the Company are registered under such Registration Statement, assuming (x) the full conversion of each of the Minimum Borrowing Note (after giving effect to the adjustments to the Fixed Conversion Price as set forth in Section 1 above), the Term Note (based on any amendments made to the conversion price thereof) and (y) the complete exercise of the New Warrant (the “Registration Statement”).

4.    The definition of “Warrants” contained in Section 1 of the Registration Rights Agreement is hereby deleted in its entirety and the following new definition is hereby inserted in lieu thereof:

“Warrants” means, the Common Stock purchase warrants issued pursuant to the Security Agreement (including, without limitation, any Common Stock purchase warrants issued after December 3, 2003 in connection with any amendment, modification or supplementation to the Notes, the Security Agreement or any agreement related thereto).

5.    The Waiver Letter is hereby amended by deleting the text “ten months” set forth in the second paragraph thereof and inserting the text “thirteen months” in lieu thereof.

6.    As long as no Event of Default exist under any of the Revolving Loan Documents, Laurus agrees that it shall not require any further amendment, modification or waiver by the Company of any of the terms of the Revolving Loan Documents in connection with obtaining the consent of Laurus to the sale of the any or all of the assets associated with the Company’s synthetic nucleic acid operations in Boulder, Colorado, and Laurus agrees that such consent shall not be unreasonably withheld.

7.    This Amendment to each of the Revolving Loan Documents shall be effective as of the date hereof following (i) the execution of same by each of the Company and the Laurus and (ii) the issuance by the Company to Laurus of the New Warrant.

8.    Except as specifically set forth in this Amendment, there are no other amendments to the Revolving Loan Documents, and all of the other forms, terms and provisions of the Revolving Loan Documents remain in full force and effect, including, specifically, each of those provisions of the Revolving Loan Documents that limit the total number of shares of stock that the Company will issue thereunder (which now shall include the New Warrants) at a price of less than $1.80 per share to 5,595,705.

9.    The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Revolving Loan Documents are true, correct and complete and all of Company’s covenant requirements have been met.

10.    This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Revolving Loan Documents to be signed in its name effective as of this 31st day of August, 2004.

TRANSGENOMIC, INC.

By:
Name: Title:

LAURUS MASTER FUND, LTD.

By:
Name: Title: